SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 24, 2004
Date of Report (date of earliest event reported)

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

as Depositor and Master Servicer under a
Pooling and Servicing Agreement
dated as of May 1, 2004
providing for the issuance of

$464,726,256
(Approximate)

WaMu MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2004-CB1
(Exact name of Registrant as specified in its charter)

Delaware	333-103345	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

ITEM 7.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

4.1	Pooling and Servicing Agreement by and among Washington Mutual Mortgage Securities Corp., as Depositor and Master Servicer, Citibank, N.A., as Trustee, and Christiana Bank & Trust Company, as Delaware Trustee, dated as of May 1, 2004.

The definition of Class C-Y Principal Reduction Amounts, included as Appendix 1 to the Pooling and Servicing Agreement, and the Mortgage Loan Schedule, included as Exhibit D to the Pooling and Servicing Agreement, have been intentionally omitted from this filing. Copies may be obtained from Washington Mutual Mortgage Securities Corp. or Citibank, N.A. by contacting,:

in the case of Washington Mutual Mortgage Securities Corp.,

Laura Kelsey Master Servicing Department Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 393-5198 Facsimile: (847) 549-2997

in the case of Citibank, N.A.,

Karen Schluter Citibank, N.A. 111 Wall Street 14th Floor, Zone 3 New York, NY 10005 Telephone: (212) 657-7781 Facsimile: (212) 657-4009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: June 8, 2004	By:	/s/ David H. Zielke David H. Zielke First Vice President and Counsel (Authorized Officer)

Exhibit Index

Exhibit No.	Description

4.1	Pooling and Servicing Agreement by and among Washington Mutual Mortgage Securities Corp., as Depositor and Master Servicer, Citibank, N.A., as Trustee, and Christiana Bank & Trust Company, as Delaware Trustee, dated as of May 1, 2004.